As filed with the Securities and Exchange Commission on August 24, 2017

Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________________
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
__________________________________________
NEXTERA ENERGY, INC.
(Exact name of registrant as specified in its charter)

Florida	59-2449419
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
_____________________________________________________________________________________
700 Universe Boulevard
Juno Beach, Florida 33408
(Address of Principal Executive Offices) (Zip Code)
_____________________________________________________________________________________
NextEra Energy, Inc. 2017 Non-Employee Directors Stock Plan
(Full title of the plan)
_____________________________________________________________________________________

Charles E. Sieving, Esq. Executive Vice President & General Counsel NextEra Energy, Inc. 700 Universe Boulevard Juno Beach, Florida 33408

(Name and address of agent for service)

(561) 694-4000
(Telephone Number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

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CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee
Common Stock, $.01 par value	500,000 (2)	$149.33	$74,665,000	$8,653.67

(1)
Estimated pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended (the “Securities Act”), solely for purposes of calculating the registration fee, based upon the average of the high and low sale prices of the common stock, $.01 par value, of the registrant (the “Common Stock”) as reported on the New York Stock Exchange on August 18, 2017.

(2)
Pursuant to Rule 416 under the Securities Act, this registration statement covers, in addition to the number of shares of Common Stock of the registrant shown in the table above, an indeterminate number of shares of Common Stock which, by reason of changes in the capitalization of the registrant and other events specified in the NextEra Energy, Inc. 2017 Non-Employee Directors Stock Plan, may become subject to such plan.

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PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1.    Plan Information.*
Item 2.    Registrant Information and Employee Plan Annual Information.*
_____________________

*
The documents containing the information specified in Part I of this registration statement are not required to be, and are not, filed with the Securities and Exchange Commission (the “SEC”), either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. Such documents will be sent or given to participants in the NextEra Energy, Inc. 2017 Non-Employee Directors Stock Plan. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.    Incorporation of Documents by Reference.
NextEra Energy, Inc. (“NextEra Energy”) incorporates by reference herein the following documents filed by it with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), excluding any information furnished under Item 2.02 or 7.01 of any Current Report on Form 8-K, any furnished exhibit related to such information and any other documents, or portions of documents, furnished and not filed under SEC rules:
1.    NextEra Energy’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016;

2.	NextEra Energy’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017 and June 30, 2017;

3.	NextEra Energy’s Current Reports on Form 8-K filed with the SEC on February 10, 2017, April 28, 2017, May 24, 2017 and July 10, 2017; and

4.
the description of NextEra Energy’s common stock contained in its Current Report on Form 8-K/A filed with the SEC on October 28, 2016, including any amendment or report NextEra Energy files for the purpose of updating this description.

In addition, NextEra Energy incorporates by reference all documents filed by it pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished under Item 2.02 or 7.01 of any Current Report on Form 8-K, any furnished exhibit related to such information and any other documents, or portions of documents, furnished and not filed under SEC rules, unless specifically incorporated by reference in this registration statement) subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold. All such incorporated documents shall be deemed to be a part of this registration statement from the date of filing of such documents.
Any statement contained in this registration statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this registration statement, to the extent that a statement contained herein or in any other subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.    Description of Securities.
Not applicable.

Item 5.    Interests of Named Experts and Counsel.
None.
Item 6.    Indemnification of Directors and Officers.
The following summarizes arrangements under which controlling persons, directors and officers of NextEra Energy are indemnified against liability which they may incur in such capacities.
Section 607.0850 of the Florida Statutes generally permits NextEra Energy to indemnify its directors, officers, employees or other agents who are subject to any third-party actions because of their service to NextEra Energy if such persons acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of NextEra Energy. If the proceeding is a criminal one, such person must also have had no reasonable cause to believe his conduct was unlawful. In addition, NextEra Energy may indemnify its directors, officers, employees or other agents who are subject to derivative actions against expenses and amounts paid in settlement which do not exceed, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, including any appeal thereof, actually and reasonably incurred in connection with the defense or settlement of such proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of NextEra Energy. To the extent that a director, officer, employee or other agent is successful on the merits or otherwise in defense of a third-party or derivative action, such person will be indemnified against expenses actually and reasonably incurred in connection therewith. This section of the Florida Statutes also permits NextEra Energy to further indemnify such persons by other means unless a judgment or other final adjudication establishes that such person’s actions or omissions which were material to the cause of action constitute (1) a crime (unless such person had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe it unlawful), (2) a transaction from which he derived an improper personal benefit, (3) an action in violation of Florida Statutes Section 607.0834 (relating to unlawful distributions to shareholders) or (4) willful misconduct or a conscious disregard for the best interests of NextEra Energy in a proceeding by or in the right of NextEra Energy to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.
Furthermore, Florida Statutes Section 607.0831 provides, in general, that no director shall be personally liable for monetary damages to a corporation or any other person for any statement, vote, decision, or failure to act, regarding corporate management or policy, unless (a) the director breached or failed to perform his duties as a director, and (b) the director’s breach of, or failure to perform, those duties constitutes (i) a violation of criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (ii) a transaction from which the director derived an improper personal benefit, either directly or indirectly, (iii) a circumstance under which the liability provisions of Florida Statutes Section 607.0834 are applicable, (iv) in a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation, or willful misconduct, or (v) in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property. The term “recklessness,” as used above, means the action, or omission to act, in conscious disregard of a risk (A) known, or so obvious that it should have been known, to the director, and (B) known to the director, or so obvious that it should have been known, to be so great as to make it highly probable that harm would follow from such action or omission.
NextEra Energy’s bylaws provide generally that NextEra Energy shall, to the fullest extent permitted by law, indemnify all of its directors, officers, or other employees serving as a fiduciary of an employee benefit plan of NextEra Energy, as well as any employees or agents of NextEra Energy or other persons serving at the request of NextEra Energy in any capacity with any entity or enterprise other than NextEra Energy to whom NextEra Energy has agreed to grant indemnification (each, an “Indemnified Person”) to the extent that any such person is made a party or threatened to be made a party or called as a witness or is otherwise involved in any action, suit, or proceeding in connection with his status as an Indemnified Person. Such indemnification covers all expenses incurred by any Indemnified Person (including attorneys’ fees) and all liabilities and losses (including judgments, fines and amounts to be paid in settlement) incurred thereby in connection with any such action, suit or proceeding.
NextEra Energy carries insurance permitted by the laws of Florida on behalf of directors, officers, employees or agents which may cover, among other things, liabilities under the Securities Act.

Item 7.    Exemption from Registration Claimed.

Not applicable.
Item 8.    Exhibits.
NextEra Energy herewith files or incorporates by reference the exhibits identified below:

*4(a)	Restated Articles of Incorporation of NextEra Energy, Inc. (filed as Exhibit 3(i)(b) to Current Report on Form 8-K dated May 21, 2015, File No. 1-8841).
*4(b)	Amended and Restated Bylaws of NextEra Energy, Inc., effective October 14, 2016 (filed as Exhibit 3(ii)(b) to Current Report on Form 8-K dated October 14, 2016, File No. 1-8841).
*4(c)	NextEra Energy, Inc. 2017 Non-Employee Directors Stock Plan (filed as Exhibit 10 to Quarterly Report on Form 10-Q for the quarter ended June 30, 2017, File No. 1-8841).
5	Opinion of Squire Patton Boggs (US) LLP regarding the validity of the securities registered hereby.
23(a)	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.
23(b)	Consent of Squire Patton Boggs (US) LLP (included in Exhibit 5).
24	Power of Attorney (included on the signature pages of this registration statement).

* Incorporated by reference as indicated.
Item 9.    Undertakings.
(a) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that the registrant need not file a post-effective amendment to include the information required to be included by subsection (a)(1)(i) or (a)(1)(ii) if such information is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Juno Beach, State of Florida, on August 24, 2017.
NEXTERA ENERGY, INC.

By:	JAMES L. ROBO
James L. Robo Chairman, President and Chief Executive Officer

POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints the agent for service named in this Registration Statement as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, from such person and in each person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement or any Registration Statement relating to this Registration Statement under Rule 462 and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed as of August 24, 2017 by the following persons in the capacities indicated.

Signature	Title
JAMES L. ROBO James L. Robo	Chairman, President and Chief Executive Officer and Director (Principal Executive Officer)
JOHN W. KETCHUM John W. Ketchum	Executive Vice President, Finance and Chief Financial Officer (Principal Financial Officer)
TERRELL KIRK CREWS, II Terrell Kirk Crews, II	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)
SHERRY S. BARRAT Sherry S. Barrat	Director
JAMES L. CAMAREN James L. Camaren	Director

KENNETH B. DUNN Kenneth B. Dunn	Director
NAREN K. GURSAHANEY Naren K. Gursahaney	Director
KIRK S. HACHIGIAN Kirk S. Hachigian	Director
TONI JENNINGS Toni Jennings	Director
AMY B. LANE Amy B. Lane	Director
RUDY E. SCHUPP Rudy E. Schupp	Director
JOHN L. SKOLDS John L. Skolds	Director
WILLIAM H. SWANSON William H. Swanson	Director
HANSEL E. TOOKES, II Hansel E. Tookes, II	Director

Index to Exhibits

Exhibit Number	Description
*4(a)	Restated Articles of Incorporation of NextEra Energy, Inc. (filed as Exhibit 3(i)(b) to Current Report on Form 8-K dated May 21, 2015, File No. 1-8841).
*4(b)	Amended and Restated Bylaws of NextEra Energy, Inc., effective October 14, 2016 (filed as Exhibit 3(ii)(b) to Current Report on Form 8-K dated October 14, 2016, File No. 1-8841).
*4(c)	NextEra Energy, Inc. 2017 Non-Employee Directors Stock Plan (filed as Exhibit 10 to Quarterly Report on Form 10-Q for the quarter ended June 30, 2017, File No. 1-8841).
5	Opinion of Squire Patton Boggs (US) LLP regarding the validity of the securities registered hereby.
23(a)	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.
23(b)	Consent of Squire Patton Boggs (US) LLP (included in Exhibit 5).
24	Power of Attorney (included on the signature pages of this registration statement).